Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Protect Pharmaceutical Corporation. (the “Company”) for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Una Taylor, Chief Financial Officer (Principal Accounting Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 8, 2019

By:	/s/ UNA TAYLOR
Una Taylor
Chief Executive Officer
(Principal Accounting Officer)